AGREEMENT


AGREEMENT  made  December  31,  1996,   between   PrimeSource   Corporation,   a
Pennsylvania corporation (the "Company") and James F. Mullan ("Executive").

         WHEREAS, Executive is the duly elected Chief Executive Officer and President of the Company and has made and is currently making a significant contribution to the Company's business;

         WHEREAS, the Board of Directors (the "Board") of the Company believe that the continued services of Executive will be of great value and importance to the Company and are desirous of ensuring the continuation of Executive's services for a period of time; and

         WHEREAS, Executive is willing to enter into an agreement with the Company upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and of the mutual benefits herein provided, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

         1. Term of Employment. The Company hereby employs Executive as Chief Executive Officer and President, and Executive accepts such employment by the Company on the terms and conditions herein contained for a period commencing as of the date hereof and subject to termination only as hereinafter provided (the period from the date hereof through termination as hereinafter provided is referred to as the "Employment Period").

         2. Duties. During the Employment Period, Executive shall have such duties, responsibility and authority and perform such services for the Company as are consistent with Executive's background, training and experience as may from time to time be assigned to Executive by the Board.

3.Compensation.
                  (a) Commencing as of the date hereof and thereafter during the Employment Period, the Company shall pay Executive a base salary at the annual rate of no less than $250,000, which amount may be increased from time to time in accordance with the Company's policies regarding general increases and at the discretion of the Board. Payment shall be made in accordance with the Company's regular practice for senior executive employees as in effect from time to time.

                  (b) In addition to the Executive's base salary, Executive shall be entitled to participate in the normal course of business in the annual executive bonus program(s) of the Company and to receive such bonus payments as are customarily granted for the purposes of providing additional compensation to senior executives.

                  (c) A change-of-control of the Company is defined to be any of the following: (a) the effective date of a Major Transaction which is subject to and satisfies the special voting requirement set forth in Article VIII of the Company's Amended and Restated Articles of Incorporation ("Articles"), (b) the completion of a tender or exchange offer for Voting Stock (other than a tender offer by the Company) which is accepted by the holders of 51% of the Voting
Power of the outstanding Voting Stock, (c) the effective date of a merger, consolidation, or dissolution in which the Company is not the surviving entity, or (d) the date on which there is a "Significant Change" in the membership of the Company's Board occurring by the third annual meeting after the effective date of a merger, consolidation, reorganization or a Major Transaction or the date on which any Person becomes a 15% shareholder (each of which is referred to as a "Significant Event"). A Significant Change in the Board shall be deemed to have occurred if one-third or more of the directors are individuals who (i) are or were Affiliates or Associates of the 15% shareholder or any party to the Significant Event and (ii) were not Affiliates or Associates of the Company prior to the Significant Event. A sale or series of sales or other disposition of a subsidiary, division or other operating units, or the assets thereof, not constituting a sale of substantially all of the assets of the Company, shall not constitute a change-of-control. The definitions for Affiliates, Associates, Major Transaction, Person, Voting Stock, and Voting Power are set out in Article VII of the Articles.

         In the event of a change-of-control, as defined in the prior paragraph, and the termination of the Executive's employment, the Executive shall be entitled to the continuation of his compensation and benefits for a total of two
(2) years from the date of such termination of employment at the rates set out in 3(a) and (b) above, payable in equal payments at least monthly. A termination of employment entitling the Executive to a continuation of compensation as set out in this Section 3 shall be deemed to have occurred upon any resignation or termination of the Executive's employment for any reason other than Cause as defined in Section 5 (a) below during the two year period commencing with the effective time of the first change-of-control event. For example, if the change-of-control event occurred on March 1, 1997 and the Executive voluntarily left the Company's employ on September 15, 1997, then he would continue to receive payments from the Company each month through September 15, 1999 equal to one twelfth (1/12) of the greater of (a) the Executive's total compensation (salary plus bonus) for the prior calendar year or (b) the average annual compensation (salary plus bonus) of the Executive for the prior two calendar years. For calculation purposes, the bonus shall apply to the year for which it was earned, which may not be the year in which it was actually paid.

         Notwithstanding the foregoing, Executive shall not be entitled to such continuation of compensation for any period after he (a) reaches age 66, (b) dies, (c) is disabled and eligible to receive disability payments under the Company's long term disability plan, or in the case of a termination not preceeded by a change-of-control within the prior two years, (d) voluntarily retires from the Company.

         In addition to continuation of salary and bonus referenced above, for the said two year period the Company shall also continue the Executive's normal fringe benefits to the extent reasonably possible and shall fairly compensate the Executive for the value of any fringe benefits it can not reasonably continue.

         In the event of a change-of-control and termination of employment, all stock options held by the Executive shall be fully vested and immediately exercisable during the normal post-employment option exercise period as set out in the applicable stock option plan (but in no event for less than 90 days after the employment relationship terminates).

         4.       Additional Terms.

                  (a) The Company will reimburse Executive for all reasonable expenses properly incurred by Executive in the performance of Executive's duties hereunder in accordance with established practices for senior executives of the Company.

                  (b) During the Employment Period, Executive shall be entitled to participate, in accord with the terms thereof, in any present of future bonus, insurance, pension, SERP, Thrift, ESOP, stock option, or other employee benefit, compensation or incentive plan adopted by the Company and applicable to senior executives generally.

         5.       Termination of Employment.

          (a) The Employment Period shall cease and terminate upon the earliest to occur of the events specified below:

                         (i) The second anniversary of receipt of written notice
by Executive from the Company of the Company's intent to terminate this Agreement.
                         (ii) The death of Executive.  If Executive  dies during
the term of this Agreement, Executive's salary for 30 days after the date on which death occurs shall be paid to Executive's estate.

                         (iii)The  normal  retirement  date of Executive or upon
Executive's election of early retirement.

                         (iv)Termination  of  Executive's  employment for Cause.
For these purposes "Cause" for termination of Executive shall be limited to actions by Executive involving willful malfeasance or gross negligence or failure to act by Executive involving willful and material nonfeasance which, at the time of such willful malfeasance or gross negligence or willful and material nonfeasance, would tend to have a materially adverse effect on the Company. Bad judgment or negligence shall not constitute Cause nor shall any act or omission reasonably believed by the Executive to have been in, or not opposed to, the interests of the Company.

                  (b) In the event that Executive becomes "totally disabled" within the meaning of the Company's Long Term Disability Plan, the Employment Period shall be suspended (to resume following suspension unless otherwise terminated under 5(a) above) during any period in which Executive is entitled to receive long term disability payments under the Plan and, during such period of suspension, Executive shall be entitled to the same benefits that any other employee of the Company would enjoy under the Long Term Disability Plan.

                  (c) Except as to rights which have accrued hereunder, this Agreement and all of the liabilities and obligations of the parties hereunder shall cease and terminate effective upon the termination of the Employment Period.

                  (d) If (i) Executive's  employment  hereunder is terminated by the Company other than pursuant to Section 5(a) hereof, (ii) Executive terminates his employment hereunder because his authority, duties or responsibilities are altered so as to be inconsistent with Executive's background, training and experience, or (iii) the Executive terminates his employment hereunder because of the Company's continued failure to perform its obligations hereunder, then the Executive shall be entitled to receive, in addition to any other damages which Executive may suffer as a direct or indirect result of the termination of Executive's employment by the Company, the compensation and benefits which would otherwise have been payable to Executive under Section 3 hereof through the remaining balance of the Employment Period which would have pertained had the Company given Executive notice of intent to terminate this Agreement on the date Executive's employment ceases, as provided in Section 5(a) (i) above.

         6.     Non-Competition and Confidentiality.  The Executive agrees that:

         (a) The Company shall cease providing payments hereunder (other than payments already earned or accrued) if, during the compensation period, the Executive shall be employed by or otherwise engage in any business which is competitive with any business of the Company, and

         (b) during and after the compensation period, the Executive will not divulge or appropriate to the Executive's own use or the use of others any secret or confidential information or knowledge pertaining to the business of the Company, or any of its subsidiaries, obtained during his employment by the Company.

         Executive agrees that the above covenant not to compete is fair and reasonably necessary for the protection of the Company's confidential information and business. In the event a court should decline to enforce any part of this covenant, such covenant shall be deemed to be modified to restrict Executive's competition with the Company to the maximum extent which the court shall find enforceable.

         The Board has determined, in its best judgment, that the payments to the Executive hereunder are reasonable consideration for not competing as defined in (a) and for maintaining the confidentiality of information as provided for in (b) above.

         7. Assignment. This Agreement shall not be assignable by the Company except to a majority-owned subsidiary or parent entity of the Company or to a successor to the Company and its business by way of merger, acquisition, purchase of assets or otherwise and this Agreement is and shall be binding upon and inure to the benefit of any such parent, subsidiary or successor. This Agreement shall not be assignable by Executive but it shall be binding upon and inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

         8. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, certified or registered mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

         To the Company:   Vice President Finance
                                    PrimeSource Corporation
                                    4350 Haddonfield Road, Suite 222
                                    Pennsauken, NJ  08109-3377

         To the Executive: James F. Mullan
                                    11. S. Hinchman Avenue
                                    Haddonfield, NJ  08033

         Addresses may be changed by notice in writing to the other party.

         9. Arbitration. Any dispute or disagreement arising between the parties hereto with respect to this Agreement or its validity, construction or performance shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time. The cost of arbitration shall be borne by the Company. Each party shall, however, bear the cost of preparing and presenting its own case, including counsel fees and expenses. Judgment upon the award of arbitrators may be entered by either party in any court having jurisdiction.

         10. Miscellaneous. This Agreement is the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof, and no change, alteration or modification hereof may be made except in writing signed by both parities hereto. The headings in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement nor limit or otherwise affect the meaning hereof. This Agreement shall in all respects be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ATTEST:                                              PRIMESOURCE CORPORATION



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Corporate Secretary                                      Vice President Finance



                                                 ------------------------------
                                                              James F. Mullan